Exhibit 10.1

The symbol ‘*’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Hosting Service Agreement

Beijing Sohu New Era Information Technology Co., Ltd. (hereinafter known as Party A), Sales Office of Beijing Communication Corporation (hereinafter known as Party B), and Beijing Sohu Internet Information Service Co., Ltd. (hereinafter known as Party C), after consensus among three parties regarding Party B providing data center service for Party A, have reached agreement as follows:

I. Party B agrees Party A placing its information server and the accessory equipment in Party B’s communication mechanical room for Party A to initiate its Internet computer information service.

II. Rights and Obligations of Party A

1. Party A shall provide a duplicate copy of business license for Internet information service added value communication operation or a related proof of filing of non-operational Internet information service to Party B.

2. Should Party A plan to provide electronic bulletin service, a special application or special filing shall be submitted to the relevant departments in accordance with the laws and regulations of the People’s Republic of China, and shall provide the related proofs of the special application or special filing.

3. Party A’s information operation must conform to the “Administrative Procedure for Internet Information Service”, “Administrative Provision for Internet Electronic Bulletin Service”, and other relevant laws and regulations of the People’s Republic of China. Party A shall not engage in any illegal operation and shall be held liable for any legal liability induced by its information operation.

4. The information server equipment placed by Party A in Party B’s communication mechanical room shall meet all the technical interface indices and terminal communication technical standards of communication network of the People’s Republic of China. Electronic features and communication methods shall not affect the safety of public network.

5. Party A shall comply to the administrative rules of mechanical room of Party B and shall assure the safety of its information server equipment and information content.

6. Party A shall pay the fees to Party B in accordance with the amount, due date, and method stipulated in this Agreement.

7. Should Party A require Party B to provide services, such as reset of host computer, Party A shall provide accurate contact telephone number to Party B for confirmation. Should the telephone number provided by Party A be inaccurate or notification of telephone number change be delayed leading to failure of confirmation by Party B, Party B shall reserve the right not to bear the obligation of providing services, such as reset of host computer of Party A. Party A shall be held liable to bear all losses.

8. Party A shall be fully liable for any illegal operation leading to damage of Party B’s equipment. The compensation shall be limited by the repurchase cost of the damaged equipment and hardware, and shall not include the relevant software, databanks, and the similar configurations.

9. Within 30 days of placing server in Party B’s mechanical room, Party A shall process the relevant filing procedure in Beijing Computer Security Inspection Department. The contact of Beijing Computer Security Inspection Department is Wang Qi, and the telephone number is 65249006.

10. Party A shall mark the phrase “Network bandwidth provided by IDC of Beijing Communication Company “ on the bottom of the homepage of SOHU website. Furthermore, in pursuance to the consultation between Party B and Party A, Party A shall promptly place the related advertisements and “logo” of Party B at distinct locations in accordance with the requests of Party B. Party B shall inform Party A at least 5 days in advance. The dimension of logo and the textual length must meet the website requirement of Party A.

11. Party A promises that the exclusive line provided by Party B shall only be used for hosting server maintenance and data update and shall not be used for connection to Internet.

III. Rights and Obligations of Party B

1. The standard mechanical room environment provided by Party B for placement of information server of Party A shall include air conditioning, illumination, temperature, and anti-static floor panels.

2. Party B shall provide dual lines of electricity to Party A, and every rack shall be able to provide total load of 16A of electricity per line. Party A guarantees that the total load will not exceed 16A in the other line when tripping occurs in one line of power supply. Otherwise, Party A shall be liable for any consequence. The height of rack provided by Party B to Party A shall be 60U. Should part of space of the rack be unusable by Party A due to power supply of Party B, Party B shall assign equivalent space in another rack to Party A.

3. Party B guarantees 99.9% of connection of network system of Party A, i.e. less than 44 minutes (forty-four minutes) of no connection time per month.

“Network connection” refers to the connection between * Ethernet interface assigned to Party A and trunk line of China 169 in Beijing region.

“Time of network connection failure” refers to the accumulated time of no connection of reporting within 24 hours of occurrence of “no network connection” with confirmation of Party B that the connection failure is fault of Party B. Should the followings cause connection failure of network system of Party A, the time is not calculated in the “time of network connection failure”:

•	Result of network maintenance by Party B with advance notice to Party A

•	Caused by any circuit or equipment of Party A

•	Result of application programs or installation activities of Party A

•	Result of negligence of Party A or authorized operation of Party A

4. Through friendly consultations between Party A and Party B, Party B shall provide the following package services to Party A:

(1)	Party B shall provide * standard racks in Zaojunmiao mechanical room for the placement of information server and accessory equipment of Party A (hereinafter known as information server).

(2)	Party B shall provide * of network gateway bandwidth for connecting to Party B’s trunk line network of China 169 in Beijing region and shall provide * IP addresses. IP addresses: 61.135.130.0 – 61.135.133.255, 61.135.134.0 – 127, 61.135.134.192 – 255, 61.135.145.0 – 63, 61.135.150.0.

(3)	Party B shall provide backup link. The specific plan shall be an attachment of this Agreement after affirmation by Party A and Data Operation Department of Party B.

(4)	Party B shall provide 10 M of fiber optic maintenance exclusive line (from office of Party A to mechanical room of Party B).

(5)	Party B shall be responsible for the daily maintenance and equipment safety of information server of Party A and shall implement around-the-clock specially assigned person on-duty system to assure the normal operation of information server of Party A.

The symbol ‘*’ on this page indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

(6)	Party B shall assist Party A undergoing equipment installation, connection testing, and domain name setup. Domain name: www.sohu.com.

5. Party A shall submit the information content to the relevant competent authorities for examination to assure the quality and healthiness of information. Should the information of Party A violate laws, regulations, and policies, Party B shall temporarily suspend or permanently terminate the online service of Party A in accordance with the orders from the relevant authorities.

6. Should Party B affect or may affect the online service of Party A due to network construction, Party B shall notify the relevant contact of Party A at least 24 hours in advance. Should Party B fail to notify 24 hours in advance causing Party A to suffer loss, Party B shall be held for breach of contract according to Clause 2 of Article VI. Should the information provided by Party A be erroneous or Party A fail to promptly inform Party B about the change of contact leading to delay, Party B shall not be held liable.

7. Party B cannot guarantee that the service provided can absolutely prevent the loss, change, and unauthorized access of Party A’s data storing in the host computer in the mechanical room of Party B.

8. Should Party B, according to its own judgment, believe that the utilization of service by Party A may result in serious threat to computer safety or serious interference to data center of Party B or the normal operation of the related services or some actions during the utilization of service by Party A are prohibited by court or governmental order, Party A shall have the right to restrict or terminate all or partial service used by Party A.

9. Party B shall properly keep consigned equipment of Party A. Should the fault of Party B cause damage to equipment of Party A, Party B shall compensate the loss. The compensation shall be limited to the re-purchase cost of the equipment or hardware, excluding the related software, databank, or similar configurations.

IV. Obligations of Party C

1. Party C shall pay the fees to Party B in accordance with the amount, payment time, and method stipulated in this Agreement.

V. Operation and Ownership of Property Right

1. The property right of facilities and equipment of Party B that are used to accommodate information server of Party A shall belong to Party B.

2. The information server and accessory equipment of Party A that are placed in the mechanical room of Party B shall belong to Party A. In pursuance to observance of articles stipulated under this Agreement, Party A shall have the right to autonomy in business operations

VI. Fees, Payment Time, and Payment Method

1. Party A and Party C shall pay a total of * to Party B. * Party A shall pay a total of * to Party B for port fee, rack space, and maintenance fee. Party C shall pay a total of * to Party B for port fee, rack space, and maintenance fee. The remaining * of fee shall be paid to Party B by Party A in the form of providing network advertisement to Party B in Party A’s website. Please refer to Clause 10 of Article II for the content and form of advertisement.

2. Party B shall mail the balance statement to Party A and Party C on the 21st day of every month.

3. Party A and Party C shall pay the fee for the service provided from the 21st day of previous month to the 20th day of this month within 10 working days after 21st day of every month.

4. Should there be readjustment of national charging fee within the effective period of the Agreement, the three parties shall execute in accordance with the new charging fee standard.

5. Party A and Party C shall pay the fees to Party B in the form of Check. Party B shall provide official receipt equivalent to the amount of payment to Party A and Party C at the time of receiving checks from Party B.

VII. Liability for Breach of Contract

1. Should any party of Party A and Party C fail to pay the fees to Party B in accordance with the amount, payment time, and method stipulated under the Agreement, Party A and Party C shall be held liable jointly, and shall pay a penalty of * of the due amount daily to Party B. Should the delay of payment exceed 30 days, Party B shall reserve the right to temporarily suspend the online service of Party A. Should the delay exceed 60 days, Party B shall have the right to terminate the online service of Party A and demand payment of the due fees and penalty charges. Party B shall restore the on-line service of Party A within 48 hours of receiving the due payments and penalty charges from Party A and Party C.

2. Should Party B fail to provide the service quality stated in Clause 3 of Article III in any month, Party B shall reduce the port monthly leasing fee of that month by an amount equal to * when the network disconnection time is between 44 minutes to four hours. Should the disconnection time be greater than four hours, the maximal compensation by Party B shall equal to * of the port monthly leasing fee of that given month.

The symbol ‘*’ on this page indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

3. Should the illegal operation of Party A lead to economic losses of Party B, Party A shall be held liable fully and shall compensate for all losses of Party B.

4. Should any party of Party A, Party B, and Party C discretionarily terminate the Agreement causing losses to other two parties, the party terminating the Agreement shall bear all the losses incurred on the other parties. Due to the fact that * and that Party A and Party C promise not to have any operational change, which may result in economic losses to Party B, within the effective period of this Agreement, Party B shall receive an amount of * for the remaining period of the Agreement as compensation if Party A or Party C unilaterally terminate the Agreement within the effective period of this Agreement.

VIII. Exemption Clause

1. Should any party fail to execute this Agreement due to force majeure, some or all of the responsibilities may be exempted according to the impact of force majeure. However, should the occurrence of force majeure take place after delay fulfillment of the obligation by the party, the responsibility shall not be exempted.

2. Should any party fail to execute the Agreement due to force majeure, the party shall promptly inform the other two parties to minimize the possible losses and shall provide the proof of force majeure and its effect on the execution of the Agreement within a reasonable time period.

3. Due to the unique features of Internet, the speed of the connection may be reduced at times, or the connection may be discontinued briefly. Both Party A and Party B acknowledge that these occurrences are normal. However, the annual accumulated discontinuing time shall not exceed 12 hours, and Party B shall not be held liable within this limit. Should the discontinuing time exceed 12 hours within one year, Party B shall reduce the fee paid by Party A in accordance with Clause 2 of Article VI.

IX. Settlement of Dispute

Any disputes arising from the execution of, or in connection with this Agreement shall be settled through friendly consultations among three parties. In case no settlement can be settled through consultations, the disputes shall be submitted to Beijing Arbitration Commission for arbitration in accordance with its rules of procedure.

The symbol ‘*’ on this page indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

X. Term of Contract, Termination, Amendment, and Renewal

1. This Agreement shall be effective from July 21, 2003 to July 20, 2004.

2. Should any party desire to terminate this Agreement within the effective period of this Agreement, a written request shall be submitted to the other two parties 30 days in advance, and this Agreement may be terminated upon approval of the other two parties. However, the party requesting termination shall bear the resulting losses of other two parties.

3. Should there be adjustment of national laws, regulations, or policies or three parties desire to modify article, three parties shall modify the content of the Agreement or terminate this Agreement in accordance with the national laws, regulations, or policies.

4. Should Party A require continuing service of Party B after expiration of this Agreement, Party A shall submit application. The Agreement shall be renewed after all three parties have reached consensus.

XI. This Agreement shall come into force upon signing by the three parties.

XII. This Agreement shall have six copies with each party holding two copies and shall be equally authentic.

Party A: (Seal)

Legal Representative: (Signature)

Authorized Proxy: (Signature)

Signing Date: October 10, 2003

Party B: (Seal)

Leading Official of Company: (Signature)

Authorized Proxy: (Signature)

Signing Date: October 10, 2003

Party C: (Seal)

Legal Representative: (Signature)

Authorized Proxy: (Signature)

Signing Date: October 10, 2003

Contact of Party A: Xu Huiquan	Contact of Party B: Zhang Hui	Contact of Party C:

Telephone: 65102160 – 6488, 13901389798	Telephone: 63067016, 13910897829	Telephone:

Fax: 65102179	Fax: 63067737	Fax:

E-mail: hunterxu@sohu-inc.com	Email: zhanghui@publicf.bta.net.cn	E-mail:

Mailing Address: 7 Jianguomenneidajie, Chang’an Tower #2 15th Floor	Mailing Address: 2 Huayuanbeijie, Tonggang Tower Room 706, Xicheng District, Beijing	Mailing Address:

Postal Code: 100005	Postal Code: 100032	Postal Code: